UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following financial information reflects the historical results of Resource Capital Corp. (the “Company”) as adjusted on a pro forma basis to give effect to the sale of Northport TRS, LLC (“Northport”), the Company's middle market loan business and an indirect wholly-owned subsidiary, for $246.8 million, subject to certain adjustments, to CVC Credit Partners U.S. Lending I, L.P. The transaction closed on August 4, 2016 and includes 18 self-originated loans and a syndicated loan with a collective par balance of $257.3 million held by Northport and the assumption of a credit facility.
The accompanying unaudited pro forma condensed consolidated financial information is presented as of and for the six months ended June 30, 2016 for the Company's unaudited and condensed consolidated balance sheet and unaudited and condensed consolidated statement of operations. Pro forma financial information is also presented for the year ended December 31, 2015 solely for the unaudited and condensed consolidated statement of operations. The unaudited and condensed pro forma information assumes the sale transaction described above was consummated at June 30, 2016 for the unaudited and condensed consolidated balance sheet information for the period then ended. The unaudited and condensed consolidated statement of operations information for the year ended December 31, 2015 and the period ended June 30, 2016 assumes the transaction was consummated at January 1, 2015, giving full effect to the transaction for the periods presented.
The pro forma financial information was derived by adjusting the Company’s historical consolidated financial statements. The Company's management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The unaudited and condensed consolidated financial information are for illustrative purposes only. The financial results may have been different had the sale actually taken place at the time indicated. You should not rely upon the unaudited and condensed consolidated financial information as being indicative of the historical results that would have been achieved had the transaction occurred at the times indicated or of the future results the Company will experience.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)

	As of June 30, 2016
	RSO Historical	Adjustments	Notes	Pro Forma

ASSETS
Cash and cash equivalents	$71,990	$104,498	2(a)	$176,488
Investment securities	259,262	—		259,262
Loans held for sale	1,476,880	—		1,476,880
Loans, pledged as collateral and net of allowances	420,308	(245,573)	2(b)	174,735
Interest receivable	8,868	(1,765)	2(b)	7,103
Deferred tax asset, net	16,916	(3,130)	2(c)	13,786
Other assets	135,620	442	2(c)	136,062
Total assets	$2,389,844	$(145,528)		$2,244,316
LIABILITIES
Borrowings	$1,575,219	$(144,000)	2(d)	$1,431,219
Accrued interest expense	5,282	(107)	2(d)	5,175
Other liabilities	32,912	1,416	2(e)	34,328
Total liabilities	1,613,413	(142,691)		1,470,722
EQUITY
Preferred and common stock	43	—		43
Additional paid-in capital	1,218,340	—		1,218,340
Accumulated other comprehensive income (loss)	700	—		700
Distributions in excess of earnings	(441,522)	(2,837)	2(f)	(444,359)
Total stockholders’ equity	777,561	(2,837)		774,724
Non-controlling interests	(1,130)	—		(1,130)
Total equity	776,431	(2,837)		773,594
TOTAL LIABILITIES AND EQUITY	$2,389,844	$(145,528)		$2,244,316

The accompanying notes are an integral part of these statements

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2016
	RSO Historical	Adjustments	Notes	Pro Forma
REVENUES
Interest income:
Loans	$65,477	$(12,177)	2(g)	$53,300
Securities	9,089	—		9,089
Interest income - other	3,533	(11)	2(g)	3,522
Total interest income	78,099	(12,188)		65,911
Interest expense	34,407	(4,001)	2(g)	30,406
Net interest income	43,692	(8,187)		35,505
Dividend income	35	—		35
Fee income	(598)	—		(598)
Total revenues	43,129	(8,187)		34,942
OPERATING EXPENSES
Management fees - related party	7,136	—		7,136
General and administrative	21,223	(968)	2(g)	20,255
Provision for loan and lease losses	12,136	(9,916)	2(g)	2,220
Other operating expenses	3,827	(24)	2(g)	3,803
Total operating expenses	44,322	(10,908)		33,414

	(1,193)	2,721		1,528
OTHER INCOME (EXPENSE)
Net realized and unrealized gain on sales of investment securities available-for-sale and loans and derivatives	11,774	—		11,774
Other income	5,243	—		5,243
Total other income	17,017	—		17,017

INCOME (LOSS) BEFORE TAXES	15,824	2,721		18,545
Income tax benefit	2,725	(2,698)	2(h)	27
NET INCOME (LOSS)	18,549	23		18,572

Net (income) loss allocated to preferred shares	(12,062)	—		(12,062)
Carrying value in excess of consideration paid for preferred shares	1,500	—		1,500
Net (income) loss allocable to non-controlling interest, net of taxes	150	—		150
NET INCOME ALLOCABLE TO COMMON SHARES	$8,137	$23		$8,160
NET INCOME PER COMMON SHARE – BASIC	$0.27	$—		$0.27
NET INCOME PER COMMON SHARE – DILUTED	$0.26	$—		$0.26
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,505,428	30,505,424		30,505,424
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	30,724,272	30,724,268		30,724,268

The accompanying notes are an integral part of these statements

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	For the Year Ended December 31, 2015
	RSO Historical	Adjustments	Notes	Pro Forma
REVENUES
Interest income:
Loans	$134,930	$(12,535)	2(g)	$122,395
Securities	18,332	—		18,332
Interest income - other	4,815	(2)	2(g)	4,813
Total interest income	158,077	(12,537)		145,540
Interest expense	65,653	(2,333)	2(g)	63,320
Net interest income	92,424	(10,204)		82,220
Dividend income	66	—		66
Fee income	9,509	—		9,509
Total revenues	101,999	(10,204)		91,795
OPERATING EXPENSES
Management fees - related party	13,306	—		13,306
General and administrative	48,081	(864)	2(g)	47,217
Provision for loan and lease losses	49,889	—		49,889
Other operating expenses	8,437	(18)	2(g)	8,419
Total operating expenses	119,713	(882)		118,831

	(17,714)	(9,322)		(27,036)
OTHER INCOME (EXPENSE)
Net realized and unrealized gain on sales of investment securities available-for-sale and loans and derivatives	35,703	—		35,703
Other income	939	—		939
Total other income	36,642	—		36,642

INCOME (LOSS) BEFORE TAXES	18,928	(9,322)		9,606
Income tax expense	(1,745)	1,341	2(h)	(404)
NET INCOME (LOSS)	17,183	(7,981)		9,202

Net (income) loss allocated to preferred shares	(24,437)	—		(24,437)
Net (income) loss allocable to non-controlling interest, net of taxes	(6,628)	—		(6,628)
NET LOSS ALLOCABLE TO COMMON SHARES	$(13,882)	$(7,981)		$(21,863)
NET LOSS PER COMMON SHARE – BASIC	$(0.43)	$(0.25)		$(0.68)
NET LOSS PER COMMON SHARE – DILUTED	$(0.43)	$(0.25)		$(0.68)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	32,280,319	32,280,319		32,280,319
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	32,280,319	32,280,319		32,280,319

The accompanying notes are an integral part of these statements

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of the Company assuming the transaction was consummated at June 30, 2016, with respect to the balance sheet and as of January 1, 2015 with respect to the the statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical - Represents the historical condensed consolidated balance sheet of the Company as of June 30, 2016, and the historical condensed consolidated statements of operations of the Company for the six months ended June 30, 2016 and the year ended December 31, 2015.

Pro Forma Adjustments - Represents the adjustments to the historical condensed consolidated financial statements required to derive the pro forma financial position of the Company as of June 30, 2016, assuming the transaction occurred as of June 30, 2016, and the pro forma results of operation of the Company for the six months ended June 30, 2016 and the year ended December 31, 2015, assuming the transaction occurred as of January 1, 2015.

NOTE 2 - PRO FORMA ADJUSTMENTS

Condensed Consolidated Balance Sheet

(a)	Cash and cash equivalents include receipt of the following items (in thousands):

Net cash consideration at closing of the transaction	$101,826
Receipt of payment on related party loan at closing of the transaction	2,361
Net principal and accrued interest activity, subsequent to June 30, 2016	311
$104,498

(b)
These adjustments represents the elimination of the loans sold and the associated accrued interest receivable. The adjustment for the loans sold is comprised of the following adjustments (in thousands):

Par value of loans sold at closing of the transaction	$257,339
Provision for loan losses for the loans sold	(9,916)
Principal activity, net, subsequent to June 30, 2016	(1,211)
Deferred revenue and loan discounts	(639)
$245,573

(c)	These adjustments represent the impact of the transaction on the deferred tax asset, net and prepaid tax asset, included in other assets.

(d)	These adjustments represent the elimination of the associated borrowings assumed and paid down as well as accrued interest payable.

(e)	This adjustment represents liabilities assumed at the closing of the transaction offset by cash consideration received for accrued interest through the closing of the transaction.

(f)	This adjustment represents transaction costs of $148,000 paid at closing and the tax impact referenced in (e) above.

Condensed Consolidated Statement of Operations

(g)
These adjustments represent the elimination of the revenues and direct operating expenses associated with the assets sold subject to the transaction, including a $9.9 million loss on the loans sold in the transaction. These adjustments exclude certain corporate allocations and intercompany transactions, which would have been absorbed by the Company on a consolidated level.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS (continued)

(h)
The adjustments in (g) above were tax effected using an estimated tax rate of 44.8%, based on the blended federal and state statutory income tax rates. The Company has made certain adjustments to tax benefit/(expense) for corporate allocations and intercompany transactions to reflect the structure of its disposed investment in a taxable REIT subsidiary.

The adjustment for the income tax benefit/(expense) for the periods presented is as follows (in thousands):

	For the Six Months Ended	For the Year Ended
	June 30, 2016	December 31, 2015
Pro forma adjustments	$(853)	$2,947
Corporate allocations/intercompany transactions	(1,846)	(1,606)
	$(2,698)	$1,341